UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 22, 2025

Date of Report (Date of earliest event reported)

5&2 Studios, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56519	82-3246222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8291 Baucum Road Midlothian, TX	76065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 833-924-6736

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Series B Common Stock

(Title of Class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by the 5&2 Studios, Inc. (the “Company”) with the Securities and Exchange Commission on May 15, 2024 and June 20, 2024, the Company entered into an Asset Purchase Agreement (the “APA”) with the non-profit entity Come and See Foundation, Inc. (“CAS”) on May 13, 2024. The APA provided for, subject to certain terms and conditions, the entry into (i) a Production Services and Funding Agreement (the “PSFA”) between CAS and The Chosen Texas, LLC (“TCT”) and (ii) an Amended and Restated Distribution License and Marketing Services Agreement (the “DMA”) between CAS and Company, which agreements were entered into on June 13, 2024.

On July 22, 2025, (i) Company and CAS entered into a Second Amendment to the DMA effective as of February 13, 2025 (the “DMA Second Amendment”), and (ii) TCT and CAS entered into a First Amendment to the PSFA effective as of February 13, 2025 (the “PSFA First Amendment”).

DMA Second Amendment

The DMA Second Amendment provides for, among other things, (i) CAS granting Company the Distribution Rights in and to the Project C television series (“Project C”), comprised of 3 seasons, until June 13, 2034, (ii) CAS retaining the CAS Reserved Rights in and to Project C; and (iii) Company paying each of CAS and TCT certain percentages of the gross receipts from Company’s exploitation of the Distribution Rights for Project C pursuant to the terms of the PSFA.

The foregoing summary of the DMA Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

PSFA First Amendment

The PSFA First Amendment provides for, among other things, (i) CAS engaging TCT to render all development and production services in order to fully deliver three seasons of Project C, plus potential additional programming related to Project C; (ii) CAS providing the production costs of such episodes of Project C; (iii) CAS owning all rights in and to Project C on a work-made-for-hire basis; (iv) CAS paying to TCT a market-rate production services fee based upon the agreed budgeted amounts, for the actual development, production and post-production services for a season through and including complete delivery of such season of Project C; (v) Key Man being engaged by TCT or Company as the principal showrunner of such seasons of Project C, to render creative writing and directing services on a first-priority basis and on an exclusive basis during principal photography of each episode of Project C pursuant to the Key Man Affiliation; and (vi) Company paying each of CAS and TCT certain percentages of the gross receipts from Company’s exploitation of the Distribution Rights for Project C.

The foregoing summary of the PSFA First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Amended and Restated Distribution License and Marketing Services Agreement, dated February 13, 2025, by and between 5&2 Studios, Inc. and Come and See Foundation, Inc.*
10.2	First Amendment to Production Services and Funding Agreement, dated February 13, 2025, by and between The Chosen Texas, LLC and Come and See Foundation, Inc.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish a copy of any redacted information and/or omitted schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2025	5&2 STUDIOS, INC.

	By:	/s/ JD Larsen
	Name:	JD Larsen
	Title:	Chief Financial Officer